                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 22, 2002



                            ESENJAY EXPLORATION, INC.
             (Exact name of registrant as specified in its charter)




         DELAWARE                    0-80243                   73-1421000
 (STATE OF INCORPORATION)     (COMMISSION FILE NUMBER)       (IRS EMPLOYER
                                                           IDENTIFICATION NO.)



                      500 NORTH WATER STREET, SUITE 1100 S.
                           CORPUS CHRISTI, TEXAS 78471
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (361) 883-7464
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                (NOT APPLICABLE)
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5: OTHER EVENTS

      On March 17, 2002 Esenjay Exploration, Inc., a Delaware corporation ("Esenjay"), Santos Americas and Europe Corporation, a Delaware corporation ("Parent"), and ECM Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), entered into an Agreement dated March 17, 2002 (the "Merger Agreement") pursuant to which Sub agreed to commence a tender offer (the "Offer") for all outstanding shares of Esenjay common stock, par value $0.01 (the "Common Stock") at a price per share of $2.84 in cash (the "Offer Price"). The Merger Agreement provides for a two-step transaction. The first step is the Offer and the second step a follow-on merger between Sub and Esenjay in which Esenjay would be the surviving corporation.

      Esenjay announced on April 23, 2002 that the Offer had been completed, with 92.3% of the outstanding shares of Esenjay common stock (including shares subject to guaranteed delivery) having been validly tendered and not withdrawn. Esenjay also announced that Santos advised it the follow-on merger between Sub and Esenjay was expected to be completed promptly after payment for the tendered shares, on or about April 26, 2002. Esenjay issued a press release announcing the completion of the Offer on April 23, 2002, a copy of which is filed as Exhibit 99.1 hereto and which is incorporated herein by reference.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

99.1 Text of press release dated April 23, 2002 issued by Esenjay Exploration, Inc.



                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATE:  APRIL 23, 2002               ESENJAY EXPLORATION, INC.


                                    By: /s/ DAVID B. CHRISTOFFERSON
                                        --------------------------------------
                                        David B. Christofferson, Senior
                                        Vice President and General Counsel



                                  EXHIBIT INDEX

99.1 Text of press release dated April 23, 2002 issued by Esenjay Exploration, Inc.